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                                                                   Exhibit 23.1


                         Consent of Independent Auditors

As independent public accountants, we hereby consent to the use of our reports dated March 10, 1999 (except with respect to the matter discussed in Note 7, for which the date is April 16, 1999) and April 14, 1999 and to all references to our Firm included in or made a part of this Registration Statement.


                                         /s/ Arthur Andersen LLP


Boston, Massachusetts
November 29, 1999